CERTIFICATE OF INCORPORATION
OF
FIFTEEN FIVE PARTNERS PBC

A DELAWARE PUBLIC BENEFIT CORPORATION

The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a public benefit corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

I.

The name of this public benefit corporation is Fifteen Five Partners PBC (the "Corporation").

II.

The registered office of the Corporation in the State of Delaware shall be 251 Little Falls Drive, City of Wilmington, County of New Castle, 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address shall be Corporation Service Company.

III.

  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL"), which shall include producing a public benefit and operating in a responsible and sustainable manner.
  The specific public benefit to be promoted by the Corporation shall include contributing 10 percent of its net income, calculated in such manner as provided in the bylaws of the Corporation (the "Bylaws"), toward (1) the formation of new public benefit corporations, (2) investments in other public benefit corporations, (3) the support and aid of the growth of other public benefit corporations, and (4) the promotion of the concept of public benefit corporations, where such public benefit corporations are selected by the board of directors of the Corporation (the "Board") and focus on improving "Level 1" and "Level 2" needs described by Maslow's hierarchy of needs through a non-paternalistic method by providing the environment to escape poverty on a self-reliant basis.

IV.

  Common Stock. The Corporation is authorized to issue three (3) classes of stock, to be designated, respectively, "Class A Common Stock," "Class F Common Stock," and "Class P Common Stock." The total number of shares which the Corporation is authorized to issue is 3,378,200 shares, each with a par value of $0.0001 per share. Of these, 2,314,100 shares shall be Class A Common Stock, 100 shares shall be Class F Common Stock, and 1,064,000 shares shall be Class P Common Stock.
  Rights, Powers and Restrictions of Class A Common Stock. The rights, powers and restrictions granted to and imposed on Class A Common Stock are as set forth below in this Article IV(B).
    Dividend Rights. The holders of Class A Common Stock shall be entitled to receive, when and as declared by the Board, such dividends as may be declared from time to time by the Board with respect to Class F Common Stock or Class P Common Stock out of any assets of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of Class F Common Stock or Class P Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class A Common Stock; provided, however, that dividends payable in shares of Class F Common Stock or rights to acquire Class F Common Stock, or shares of Class P Common Stock or rights to acquire Class P Common Stock, may be declared and paid to the holders of Class F Common Stock or Class P Common Stock, respectively, without the same dividend being declared and paid to the holders of Class A Common Stock if and only if a dividend payable in shares of Class A Common Stock or rights to acquire Class A Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of Class F Common Stock or Class P Common Stock shall be declared and paid to the holders of Class A Common Stock.
    Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or Deemed Liquidation Event (as defined below), all funds and assets legally available for distribution to the stockholders of the Corporation shall be distributed among the holders of Class A Common Stock, Class F Common Stock and Class P Common Stock pro rata based on the number of shares of Class A Common Stock, Class F Common Stock and Class P Common Stock then held by them. A "Deemed Liquidation Event" is (a) the sale, lease, transfer, conveyance, or other disposition by the Corporation, whether in a single transaction or series of related transaction, of all or substantially all of its assets or business or (b) a merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation), or any other transaction or series of related transactions, in which the stockholders of the Corporation immediately prior to such transaction or series of related transactions (and prior to any acquisition of shares of stock of the Corporation effected in connection with such transaction or series of related transactions) own less than 50 percent of the Corporation's voting power (or the voting power of the surviving entity in such transaction or series of related transactions) immediately after such transaction or series of related transactions, provided that a merger effected exclusively for the purpose of changing the domicile of the Corporation or an equity financing in which the Corporation is the surviving corporation shall be considered a Deemed Liquidation Event.
    Voting Rights. Each holder of Class A Common Stock shall be entitled to (a) one (1) vote per share of Class A Common Stock, (b) notice of any stockholders' meeting in accordance with the Bylaws, and (c) vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock shall at all times vote together with the holders of Class F Common Stock and Class P Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of Section 242(b)(2) of the DGCL.
    Subdivisions or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class F Common Stock or Class P Common Stock, then the outstanding shares of Class A Common Stock shall be subdivided or combined in the same proportion and manner.
    Equal Status. Except as expressly set forth in this Article IV, Class A Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class F Common Stock and Class P Common Stock.
  Rights, Powers and Restrictions of Class F Common Stock. The rights, powers and restrictions granted to and imposed on Class F Common Stock are as set forth below in this Article IV(C).
    Dividend Rights. The holders of Class F Common Stock shall be entitled to receive, when and as declared by the Board, such dividends as may be declared from time to time by the Board with respect to Class A Common Stock or Class P Common Stock out of any assets of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of Class A Common Stock or Class P Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class F Common Stock; provided, however, that dividends payable in shares of Class A Common Stock or rights to acquire Class A Common Stock, or shares of Class P Common Stock or rights to acquire Class P Common Stock, may be declared and paid to the holders of Class A Common Stock or Class P Common Stock, respectively, without the same dividend being declared and paid to the holders of Class F Common Stock if and only if a dividend payable in shares of Class F Common Stock or rights to acquire Class F Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of Class A Common Stock or Class P Common Stock shall be declared and paid to the holders of Class F Common Stock.
    Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation or the occurrence of a Deemed Liquidation Event, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).
    Voting Rights. Each holder of Class F Common Stock shall be entitled to (a) ten million (10,000,000) votes per share of Class F Common Stock, (b) notice of any stockholders' meeting in accordance with the Bylaws, and (c) vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class F Common Stock shall at all times vote together with the holders of Class A Common Stock and Class P Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Class F Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders or shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of Section 242(b)(2) of the DGCL.
    Conversion Rights. Each share of Class F Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof, at any time upon written notice to the Corporation, and without the payment of additional consideration by the holder thereof. Before any holder of Class F Common Stock shall be entitled to convert any shares of such Class F Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for Class F Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class F Common Stock, or to the nominee or nominees or such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior the close of business on the date of such surrender of the shares of Class F Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class F Common Stock that is converted pursuant to this Section 4 shall be retired by the Corporation and shall not be available for reissuance.
    Subdivisions or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class P Common Stock, then the outstanding shares of Class F Common Stock shall be subdivided or combined in the same proportion and manner.
    Equal Status. Except as expressly set forth in this Article IV, Class F Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Stock and Class P Common Stock.
    Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class F Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class F Common Stock into shares of Class A Common Stock.
  Rights, Powers and Restrictions of Class P Common Stock. The rights, powers and restrictions granted to and imposed on Class P Common Stock are as set forth below in this Article IV(D).
    Dividend Rights. The holders of Class P Common Stock shall be entitled to receive, when and as declared by the Board, such dividends as may be declared from time to time by the Board with respect to Class A Common Stock or Class F Common Stock out of any assets of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of Class A Common Stock or Class F Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class P Common Stock; provided, however, that dividends payable in shares of Class A Common Stock or rights to acquire Class A Common Stock, or shares of Class F Common Stock or rights to acquire Class F Common Stock, may be declared and paid to the holders of Class A Common Stock or Class F Common Stock, respectively, without the same dividend being declared and paid to the holders of Class P Common Stock if and only if a dividend payable in shares of Class P Common Stock or rights to acquire Class P Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of Class A Common Stock or Class F Common Stock shall be declared and paid to the holders of Class P Common Stock.
    Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation or the occurrence of a Deemed Liquidation Event, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).
    Voting Rights. Each holder of Class P Common Stock shall be entitled to (a) one (1) vote per share of Class P Common Stock, (b) notice of any stockholders' meeting in accordance with the Bylaws, and (c) vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class P Common Stock shall at all times vote together with the holders of Class A Common Stock and Class F Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Class P Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of Section 242(b)(2) of the DGCL.
    Conversion. Each share of Class P Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof, at any time upon written notice to the Corporation, and without the payment of additional consideration by the holder thereof. Before any holder of Class P Common Stock shall be entitled to convert any shares of such Class P Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for Class P Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class P Common Stock, or to the nominee or nominees or such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior the close of business on the date of such surrender of the shares of Class P Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class P Common Stock that is converted pursuant to this Section 4 shall be retired by the Corporation and shall not be available for reissuance.
    Subdivisions or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class F Common Stock, then the outstanding shares of Class P Common Stock shall be subdivided or combined in the same proportion and manner.
    Equal Status. Except as expressly set forth in this Article IV, Class P Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Stock and Class F Common Stock.
    Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class P Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class P Common Stock into shares of Class A Common Stock.

V.

  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws.
  Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director's death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
  No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (1) the names of such candidate or candidates have been placed in nomination prior to the voting and (2) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.
  Subject to any limitations imposed by applicable law, the Board or any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.
  The Board is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
  Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

VI.

  The liability of the directors for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent under applicable law.
  Any disinterested failure to satisfy Section 365 of the DGCL shall not, for the purposes of Section 102(b)(7) or 145 of the DGCL, constitute an act or omissions not in good faith, or a breach of the duty of loyalty.
  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.
  Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any officer or director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

VIII.

The name and the mailing address of the Sole Incorporator is as follows:

Thomas Ince
901 Crystal Falls Parkway, Suite 203
Leander, Texas 78641

This Certificate of Incorporation has been subscribed as of June  18 , 2018, by the undersigned who affirms that the statements made herein are true and correct.

/s/ Thomas Ince

Thomas Ince, Sole Incorporator